Exhibit 10.10
FIRST AMENDMENT TO
THE AARON’S COMPANY, INC.
COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS
EFFECTIVE AS OF JANUARY 1, 2021

1.Amendments. Appendix I of The Aaron’s Company, Inc. Compensation Plan for Non-employee Directors (the “Plan”) is hereby amended, effective as of January 1, 2021, as follows: (i) the amount of the “Audit Committee Chair -- Quarterly Cash Retainer” shall be increased from $5,000 to $6,250; and (ii) an entry shall be added to Appendix I for a “Lead Director – Quarterly Cash Retainer” in the amount of $6,250 (which amount shall be in addition to the quarterly cash retainer received by non-employee directors of $18,750), which retainer the Lead Director may elect to receive in the form of shares of fully vested Common Stock, as set forth in Section 5.2(d) of the Plan (collectively, the “Amendment”). Appendix I, as amended by the Amendment, is attached hereto as Exhibit A.

2.Defined Terms. Defined terms used herein, whose meanings are not set forth herein, shall have the meanings given to them in the Plan.

3.No Other Amendments. The Amendment, as described in Section 1 hereof, is the only amendment, change or modification to the Plan intended to be made herein or hereby, and there are no other amendments, changes or modifications to the Plan made by this Amendment, other than those expressly set forth in Section 1 hereof.

Exhibit 10.10

EXHIBIT A

Appendix I

The Aaron’s Company, Inc. Compensation Plan
for Non-Employee Directors

As Approved by the Board, Effective January 1, 2021

Exhibit 10.10

Description	Amount	Comment
Annual Retainer - RSU	$125,000
Granted on the date of the annual meeting of shareholders and vests on one-year anniversary of date of grant; provided, that, where the annual meeting of shareholders for the then-current year is held later than the date on which that meeting was held in the prior year, the Board shall have the discretion to make the vesting date for the RSUs granted to Non-Employee Directors on the date of the annual meeting of shareholders held in the then-current year be the two-year anniversary of the date on which the annual meeting of shareholders was held in the prior year.[1]

Quarterly Retainer - Cash	$18,750	Can make election to receive shares of fully vested Common Stock as set forth in Section 5.2(d) of the Plan. With respect to any Non-Employee Director who begins or ends her or his service on the Board after the beginning but prior to the end of a calendar quarter, the amount of the Quarterly Retainer paid to that Non-Employee Director for that calendar quarter shall be the product of: (1) the full amount of the Quarterly Retainer in effect at that time; multiplied by: (2) a fraction, the numerator of which shall be the number of days during that calendar quarter that she or he served as a Non-Employee Director, and the denominator of which shall be the total number of days in that calendar quarter.

1 Pro rata accelerated vesting upon termination of Board service. New directors who join the Board on a date other than the date of the annual meeting of shareholders will receive a full equity award if they join the Board on a date that is less than seven months after the date of the most recent annual meeting of shareholders. The amount of equity granted to any new director who joins the Board on a date that is seven months or more after the date of the most recent annual meeting of shareholders will be determined by the Board in its discretion.

Exhibit 10.10

Compensation for Chairs & Lead Director

Description	Amount[2]	Comment
Board Chair - Quarterly Cash Retainer	$25,000	Amount is in addition to the quarterly cash retainer received by non-employee directors of $18,750 set forth above. Can make election to receive shares of fully vested Common Stock as set forth in Section 5.2(d) of the Plan.
Audit Committee Chair - Quarterly Cash Retainer	$6,250	Amount is in addition to the quarterly cash retainer received by non-employee directors of $18,750 set forth above. Can make election to receive shares of fully vested Common Stock as set forth in Section 5.2(d) of the Plan.
Compensation Committee Chair - Quarterly Cash Retainer	$3,750	Amount is in addition to the quarterly cash retainer received by non-employee directors of $18,750 set forth above. Can make election to receive shares of fully vested Common Stock as set forth in Section 5.2(d) of the Plan.
Nominating and Corporate Governance Committee Chair - Quarterly Cash Retainer	$2,500	Amount is in addition to the quarterly cash retainer received by non-employee directors of $18,750 set forth above. Can make election to receive shares of fully vested Common Stock as set forth in Section 5.2(d) of the Plan.
Lead Director – Quarterly Cash Retainer	$6,250	Amount is in addition to the quarterly cash retainer received by non-employee directors of $18,750 set forth above. Can make election to receive shares of fully vested Common Stock as set forth in Section 5.2(d) of the Plan.

Exhibit 10.10
2 Where a Non-Employee Director becomes the Chair of the Board or any Board Committee or Lead Director after the beginning but prior to the end of a calendar quarter, the amount of the Quarterly Retainer paid to that Non-Employee Director for that calendar quarter shall be the product of: (1) the full amount of the Quarterly Retainer in effect at that time; multiplied by: (2) a fraction, the numerator of which shall be the number of days during that calendar quarter that the Non-Employee Director served as the Chair of the Board or the Board Committee or Lead Director to which the Non-Employee Director has been appointed, and the denominator of which shall be the total number of days in that calendar quarter.